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                                                              Exhibit 5.1

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                       HARNEY WESTWOOD & RIEGELS
        BARRISTERS, SOLICITORS, NOTARIES, PATENT AND TRADE MARK AGENTS
                     CRAIGMUIR CHAMBERS, PO BOX 71
               ROAD TOWN, TORTOLA, BRITISH VIRGIN ISLANDS
              TELEPHONE: (284) 494-2233 FAX: (284) 494-3547
           E-MAIL: MAIL@HARNEYS.COM  WEB-SITE: WWW.HARNEYS.COM




17 APRIL 2000

MIH LIMITED
PO BOX 3186
ROAD TOWN
TORTOLA
BRITISH VIRGIN ISLANDS

Dear Sirs

MIH LIMITED


    We have been asked as counsel to MIH Limited, a British Virgin Islands company (the ""Company"") to provide this legal opinion in connection with the registration under the United States Securities Act of 1933, as amended (the ""Securities Act""), of 4,600,000 of the unissued Class A Ordinary Shares in the Company (the ""Shares"") to be offered by the Company to members of the general public through certain underwriters, including 600,000 shares that may be issued to cover over-allotments, if any. This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement (as defined below).

1. For the purpose of this opinion we have reviewed the following documents:

   (a) the Registration Statement on Form F-1 provided to us (the ""Registration Statement"") filed by the Company with the United States Securities and Exchange Commission for the purpose of registering the Shares:

   (b) (i) the Memorandum and Articles of Association and certificate of incorporation of the Company; and

   (b)(ii) a Registered Agent's Certificate dated 14 April 2000 issued by Havelet Trust Company (BVI) Limited, the Registered Agent of the Company in the British Virgin Islands.


   (c) the public records of the Company as at 14 April 2000 on file with, and available for inspection at, the Companies Registry in the British Virgin Islands.


    We have also made such other inquiries and reviewed such matters of law and examined the originals, photocopies, certified or otherwise identified to our satisfaction, of such other documents, records, agreements and certificates as we have considered relevant for the purposes of giving the opinion expressed below.

2. This legal opinion is confined to and given on the basis of the laws of the British Virgin Islands at the date hereof and as currently applied by the courts of the British Virgin Islands. We have not investigated and we do not express or imply nor are we qualified to express or imply any opinion on the laws of any other jurisdiction.


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3. Based on the foregoing, we are of the opinion that:

   (a) the Company is a company limited by shares, duly incorporated, validly existing, and in good standing as a separate legal entity under the laws and regulations of the British Virgin Islands;

   (b) the Company has full statutory authority, corporate power and legal right to own, lease and operate its properties and to conduct its business as described in the Registration Statement; and

   (c) the Shares to be offered and sold by the Company have been legally authorized and when sold pursuant to the terms described in the Registration Statement, in conformity with applicable state securities law, and in conformity with the Memorandum and Articles of Association of the Company, pursuant to duly adopted resolutions of the directors of the Company and the Company's Pricing Committee and are paid for at least to the extent of their par value, will be legally issued, fully paid and non-assessable.

    In connection with the above opinion, we hereby consent:

   (a) to the use of our name in the Registration Statement, the prospectus constituting a part thereof and all amendments thereto under the caption ""Legal Matters""; and

   (b) to the filing of this opinion as an exhibit to the Registration
       Statement.

     This opinion is addressed to you and may be relied upon by you and your counsel.

     This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.


Yours faithfully
HARNEY WESTWOOD&RIEGELS


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